UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
IXIA
(Name of the Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This is a Supplement to the definitive proxy statement on Schedule 14A filed by Ixia, a California corporation (the “Company,” “Ixia,” “we,” or “us”), with the Securities and Exchange Commission (“SEC”) on March 14, 2017 (the “Definitive Proxy Statement”). The Definitive Proxy Statement was filed in connection with the special meeting of the shareholders of Ixia to, among other things, approve the Agreement and Plan of Merger, dated as of January 30, 2017, as may be amended from time to time (the “merger agreement”), by and among Ixia, Keysight Technologies, Inc., a Delaware corporation (“Keysight”), and, by a joinder dated February 2, 2017, Keysight Acquisition, Inc., a California corporation and a wholly owned subsidiary of Keysight (“Merger Sub”). Pursuant to the merger agreement, subject to the approval of the merger agreement and the principal terms of the merger by Ixia's shareholders and the satisfaction of certain other conditions specified in the merger agreement, Merger Sub will be merged with and into Ixia (the “merger”), with Ixia surviving the merger as a wholly owned subsidiary of Keysight.

This Supplement is being filed by Ixia with the SEC to supplement certain information contained in the Definitive Proxy Statement. Except as otherwise set forth below, the information set forth in the Definitive Proxy Statement remains unchanged. Capitalized terms used but not defined herein have the meanings ascribed to them in the Definitive Proxy Statement.

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE PROXY STATEMENT

The disclosure in the Definitive Proxy Statement in the section “Summary Term Sheet—Litigation Related to the Merger” on page 10, and in the section “The Merger—Litigation Related to the Merger” beginning on page 60, is supplemented as follows:

By adding the following to the end of those sections:

A third purported class action complaint relating to the merger has been filed in the United States District Court for the Central District of California (the “Court”) on behalf of a putative class of Ixia’s public shareholders. The action was filed on March 15, 2017, and is captioned Joyce v. Ixia, et. al., Case No. 2:17-cv-02071. The action names as defendants Ixia and its directors and asserts similar claims relating to Ixia’s disclosures in connection with the merger as the other two purported class actions. Plaintiff seeks an order enjoining the proposed merger or, if the merger is consummated, rescinding the merger or awarding rescissory damages; an order requiring that the directors disseminate a revised proxy statement; and an award of the plaintiff's costs of the action, including reasonable attorneys’ and experts’ fees. We believe the complaint is without merit.

Also on March 15, 2017, plaintiff Joyce moved for a preliminary injunction seeking to enjoin defendants Ixia and its directors from holding a special meeting of shareholders on April 12, 2017 to vote on the merger agreement and merger. On March 23, 2017, the Court entered the parties’ proposed briefing schedule and set a hearing on plaintiff Joyce’s motion for April 3, 2017.

The Company is hereby disclosing certain additional information in the Definitive Proxy Statement in the section “The Merger—Certain Ixia Unaudited Prospective Financial Information” (the “Supplemental Disclosures”) in response to the three putative class action complaints and solely for the purpose of mooting the allegations contained therein. The Company denies the allegations of the three class action complaints, and denies any violations of law. The Company believes that the Definitive Proxy Statement disclosed all material information required to be disclosed therein, and denies that the Supplemental Disclosures are material or are otherwise required to be disclosed. The Company is disclosing the Supplemental Disclosures solely to eliminate the burden and expense of further litigation. Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the Supplemental Disclosures.

On March 24, 2017, plaintiff Joyce withdrew his motion for a preliminary injunction.

The disclosure in the Definitive Proxy Statement in the section “The Merger__Certain Ixia Unaudited Prospective Financial Information” is supplemented as follows:

By adding the following table immediately after the existing table captioned “Ixia forecasts” on page 48:

Ixia forecasts - Non-GAAP Reconciliations

	Fiscal Year Ending December 31,
	2016	2017	2018	2019
	(in millions, except per share data)
Adjusted EBITDA	$96	$113	$131	$152
Stock-based compensation expense	$(19)	$(19)	$(20)	$(21)
Amortization of acquisition-related intangible assets	$(39)	$(32)	$(21)	$(7)
Acquisition and other related costs, restructuring costs and other	$(2)	$(1)	$—	$—
Depreciation	$(18)	$(20)	$(21)	$(22)
GAAP Income From Operations	$18	$41	$69	$102

Adjusted EPS	$0.65	$0.75	$0.87	$1.01
Stock-based compensation expense	$(0.23)	$(0.23)	$(0.24)	$(0.24)
Amortization of acquisition-related intangible assets	$(0.48)	$(0.38)	$(0.24)	$(0.09)
Acquisition and other related costs, restructuring costs and other	$(0.03)	$(0.01)	$—	$—
Income tax effect related to non-GAAP adjustments and changes in valuation allowance	$0.22	$0.17	$0.12	$0.05
GAAP EPS	$0.13	$0.30	$0.51	$0.73

The disclosure in the Definitive Proxy Statement in the section “Summary Term Sheet—Regulatory Matters on page 9, and in the section “The Merger—Regulatory Matters” beginning on page 56, is supplemented as follows:

By adding the following immediately after the sentence “The parties made the required pre-merger filings with the applicable governmental authorities in Germany and Israel.”:

Each party also made the required pre-merger filing with the applicable governmental authority in Russia. Clearance was granted under the antitrust laws of Germany on March 31, 2017, and under the antitrust laws of Israel on April 5, 2017.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Supplement to the Definitive Proxy Statement, including without limitation the Ixia forecasts included herein, and information included in oral statements or other written statements made or that may be made by us or on our behalf may include predictions, estimates, and other information that may be considered “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the merger. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” and other words of similar import. Shareholders are cautioned that any forward-looking statements are not guarantees of future performance. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors.

These risks and uncertainties include, but are not limited to, the factors and matters described in this Supplement to the Definitive Proxy Statement and the following factors: (1) Ixia may be unable to obtain shareholder approval as required for the merger; (2) other conditions to the closing of the merger may not be satisfied; (3) the merger may involve unexpected costs, liabilities, or delays; (4) the business of Ixia may suffer as a result of uncertainty surrounding the merger; (5) the outcome of the existing and any additional legal proceedings related to the merger; (6) Ixia may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement and, in certain cases, the payment by us of a termination fee of approximately $59.7 million; (8) risks that the merger disrupts our current plans and operations, results in potential difficulties in employee retention, diverts management’s or employees’ attention from ongoing business operations; and (9) other risks to the completion of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Additional factors that may affect the merger and the future results of Ixia are set forth in filings Ixia makes with the SEC from time to time, including its Annual Report on Form 10-K for the year ended December 31, 2016, which is available on the SEC’s website at www.sec.gov.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, Ixia undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and therefore file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy these reports, proxy statements, and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements, and other information regarding us and other registrants that file electronically with the SEC.

Any person, including any beneficial owner of Ixia common stock, may request copies of proxy statements and any of our filings with the SEC or other information concerning us, without charge, by written request to Ixia (Attn: Brent T. Novak, Chief Financial Officer, 26601 West Agoura Road, Calabasas, California 91302; Telephone 818-871-1800), or D.F. King & Co., Inc. (at the address or phone number listed below), or through our website, www.ixiacom.com, or from the SEC through the SEC website at the address provided above. The information provided on our website is not part of this Supplement to the Definitive Proxy Statement and therefore is not incorporated herein by reference.

If you have questions about the special meeting or the merger with Keysight after reading this Supplement to the Definitive Proxy Statement, please contact our proxy solicitor, D.F. King & Co., Inc., at:

Toll-free: (877) 674-6273
Collect: (212) 269-5550
Email: ixia@dfking.com

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